Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (nos. 333-76011, 333-89267, 333-94123 and 333-40682) and in the related
Prospectus and the Registration Statements on Form S-3 (nos. 333-108809 and 333-105011) of Factory 2-U Stores, Inc. of our report dated April 19, 2004, with respect to the financial statements and schedule of Factory 2-U Stores, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2004.

/s/ERNST & YOUNG LLP

San Diego, California
April 29, 2004